Exhibit 21.1

LIST OF SUBSIDIARIES

Virtue of California, Inc. (INACTIVE)
2027 Harpers Way
Torrance, CA 90501

Delkay Plastics (INACTIVE)
2027 Harpers Way
Torrance, CA 90501

Virco Inc.
2027 Harpers Way
Torrance, CA 90501

Virco Mgmt. Corporation
2027 Harpers Way
Torrance, CA 90501